UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

March 23, 2004

ASCENDANT SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16250 Dallas Parkway, Suite 102, Dallas, Texas		75248
(Address of principal executive offices)		(Zip Code)

(972) 250-0945

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On March 23, 2004, Orange County Acquisition Corp., a wholly owned special purpose subsidiary of the Company (“Acquisition Corp.”), agreed to acquire all of the issued and outstanding stock of CRESA Partners of Orange County, Inc. (“CPOC”), a former licensee of The Staubach Company, a national real estate services firm. The consummation of the acquisition is subject to certain conditions precedent and is expected to occur no later than April 13, 2004. CPOC is located in Newport Beach, California and provides tenant representation services to commercial and industrial users of real estate, which include strategic real estate advisory services, lease management services, facility and site acquisition and disposition advice; design, construction and development consulting; and move coordination.

Acquisition Corp. has agreed to acquire CPOC for $6.9 million which initially will be payable pursuant to the terms of a promissory note payable to the former shareholder of CPOC (the “Seller”). It is anticipated that such note will be secured by a pledge of all of the assets of CPOC, will bear interest at the prime rate plus 0.50% per annum, will be payable over a three year period and will be guaranteed by the Company. Acquisition Corp. intends to prepay the promissory note with proceeds to be obtained from bank financing to be obtained by Acquisition Corp. subsequent to the consummation of the purchase. There is no assurance that such bank financing will be available or that, if available, its terms will be as favorable as that under the promissory note to the Seller. It is likely that such bank financing will require the guarantee by the Company. The initial promissory note issued to the Seller and any replacement bank financing is hereinafter referred to as the “Acquisition Financing.” The purchase price is subject to adjustment (i) downward to reflect operating results of CPOC during the four year period

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ending December 31, 2007 (if CPOC’s revenues are less than an aggregate of $34 million during such period), (ii) downward to reflect uncollectible trade receivables of CPOC (if any) and (iii) upward or downward to reflect changes in the net book value of CPOC resulting from a post-closing audit of CPOC’s balance sheet. Following the acquisition of CPOC, Acquisition Corp. intends to contribute the assets of CPOC to a to be formed limited partnership (the “Operating LP”) that will be owned jointly by Acquisition Corp., the Seller and a limited liability company (the “MGMT LLC”) controlled by the management and key employees of CPOC. Acquisition Corp. intends for the general partner of the Operating LP to be a corporation controlled by the management and key employees of CPOC. Acquisition Corp. expects to be entitled to receive 99% of the profits of the Operating LP until such time as the Acquisition Financing is repaid in full at which time the allocation of the profits of the Operating LP shall become: 79.9% to MGMT LLC, 10% to Acquisition Corp., and 10% to the Seller and 0.1% to the general partner of the Operating LP. In connection with the acquisition of CPOC, the Company expects to receive, directly or through Acquisition Corp., a structuring fee of $690,000, which fee will be paid by the Operating LP in three equal annual installments of principal beginning upon the consummation of the purchase. Acquisition Corp. expects to receive non-competition agreements from certain members of senior management.

The unaudited revenues for CPOC for calendar years 2002 and 2003 were $9.2 million and $11.4 million, respectively. Such revenues do not reflect the sale of CPOC’s San Diego office in January 2004.

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There can be no assurances that the Company will be able to successfully consummate the acquisition or to integrate and execute the business of CPOC successfully.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

Dated: March 24, 2004	By:	/s/ DAVID E. BOWE
David E. Bowe
Chief Executive Officer, President and
Chief Financial Officer

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